                                                                   EXHIBIT 10.3

                    RULES OF THE MATCHNET PLC 2000 UNAPPROVED
                          EXECUTIVE SHARE OPTION SCHEME

1     DEFINITIONS

1.1 In this Scheme the words and expressions set out below shall have the meanings specified against them unless the context otherwise requires:

      "Acquiring Company"             a company which obtains Control of the
                                      Company in accordance with Rule 8

      "the Act"                       the Income and Corporation Taxes Act 1988

      "the Auditors"                  the auditors (acting as experts and not
                                      arbitrators) for the time being of the
                                      Company

      "the Company"                   Matchnet  plc (registered number 3628907)

      "Control"                       the meaning given to that expression by
                                      section 840 of the Act

      "Date of Adoption"              the date of the adoption of this Scheme by
                                      ordinary resolution of the Company

      "Date of Grant"                 the date upon which the Company issues an
                                      Option Certificate in accordance with the provisions of Rule 2.5

      "Directors"                     the board of directors for the time being
                                      of the Company, or a duly appointed
                                      committee of the Directors

      "Eligible Person"               any person who is an employee of,
                                      consultant to, or director of any Group
                                      Company at the Date of Grant

      "Exercise Condition"            any objective condition(s) imposed by
                                      Directors at the Date of Grant of any
                                      Option, preventing exercise of that Option until such condition(s) have been fulfilled

      "the Group"                     the Company and each of Group Company and
                                      the expression "member of the Group" shall be construed accordingly

      "Group Company"                 the Company and any company which is for
                                      the time being a subsidiary or associated company of the Company to which the Directors have resolved that this Scheme shall for the time being extend

      "Issue or Re-organisation"      any issue of shares or other securities of
                                      the Company and/or any capitalisation
                                      consolidation or sub-division or reduction of share capital in the

                                      Company and/or any enfranchisement of
                                      the share capital of the Company and/or
                                      any other variation in the share capital of the Company which in the opinion of the Auditors justifies a variation in the number of shares subject to an Option or the Option Price of that Option

      "Option" a right granted to acquire Shares pursuant to this Scheme which is for the time being subsisting

      "Option Certificate"            a certificate issued to an Option Holder
                                      in accordance with Rule 2.5 or Rule 6.2
                                      (as the case may be)

      "Option Holder"                 a person holding an Option or (where the
                                      context admits) his legal personal
                                      representative(s)

      "Option Price"                  in relation to an Option, the price
                                      payable for Shares upon exercise of that Option

      "Ordinary Share Capital"        the ordinary share capital of the Company
                                      as defined in section 832 (1) of the Act

      "Redundancy"                    dismissal by reason of redundancy within
                                      the meaning given to that term by the
                                      Employment Rights Act 1996

      "this Scheme"                   the Matchnet plc 2000 Executive Share
                                      Option Scheme established by these Rules in its present form or as from time to time amended in accordance with the provisions hereof

      "Shares"                        ordinary shares of(pound)1 each in the
                                      capital of the Company

1.2   In these Rules unless the context otherwise requires:

      (a) words denoting the singular number shall include the plural number and words denoting the masculine gender shall include the feminine gender and vice versa;

      (b) a reference to any enactment shall be construed as a reference to that enactment as for the time being amended or re-enacted and shall include any regulations made thereunder; and

      (c) any reference to "Rule" or "Rules" shall be taken to refer to a Rule, or the Rules, of this Scheme.

2     PARTICIPATION

2.1 Subject to the Rules of this Scheme, the Directors may on such dates as they shall determine grant Options to such Eligible Persons as they may in their absolute discretion select.

2.2 No Eligible Persons shall be entitled as of right to participate in this Scheme.

2.3 In granting any Option the Directors may in their discretion impose any Exercise Condition(s) upon the exercise of the Option, provided that the Exercise Condition(s) shall be:

      (a) set out in full in, or details given with, the relevant Option Certificate; and

      (b) such that rights to exercise the Option after the fulfilment or attainment of the Exercise Condition shall not be dependent upon the further discretion of any person.

2.4 The Directors shall grant Options by resolution. As soon as practicable thereafter the Directors shall issue in respect of each Option granted an Option Certificate given under seal. The date of issuing an Option Certificate shall be taken for all purposes of the Scheme as the Date of Grant in respect of the relevant Option. No payment to the Company shall be required on the grant of an Option. The Option Certificate shall be in such form as the Directors shall from time to time determine and shall specify the number of Shares comprised in the Option, the Date of Grant, any Exercise Condition(s) and the Option Price.

2.5 Any Eligible Person to whom an Option is granted may by notice given in writing within 30 days after its Date of Grant renounce his rights thereto, in which event such Option shall be deemed for all purposes and pro tanto never to have been granted.

2.6 Each Option shall be personal to the Option Holder to whom it is granted and other than a transfer to the Option Holder's personal representatives on death shall not be transferable, assignable or chargeable. Any other purported transfer, assignment, charge, disposal or dealing with the rights and interests of the Option Holder under this Scheme shall result in the cancellation of the Option.

3     RESTRICTIONS ON THE GRANTING OF OPTIONS

3.1 The aggregate number of Shares which may be issued on the exercise of Options during the period of ten years from the Date of Adoption shall not exceed 15 per cent of the issued Ordinary Share Capital of the Company from time to time.

3.2 Options may be granted at any time after the Date of Approval, provided that no Options shall in any event be offered more than 10 years after the Date of Adoption.

4     RIGHTS TO EXERCISE OPTIONS

4.1 Subject to the provisions of Rules 4.2 to 4.4 (inclusive), 7, 8 and 9, an Option shall be capable of being exercised in whole or in part in accordance with the provisions of Rule 6, provided always that any relevant Exercise Condition has been satisfied:

      (a)   following the first anniversary of its Date of Grant; and

      (b)   before the tenth anniversary of its Date of Grant.

4.2 Upon an Option Holder ceasing to be an employee of, consultant to or director of any Group Company by reason of:

      (a) injury or disability (evidenced to the satisfaction of the Directors);

      (b)   Redundancy;

      (c) retirement on reaching his retirement age under his contract of employment; or

      (d) the company for which the Option Holder works ceasing to be under the Control of the Company or any Group Company, or the undertaking or part-undertaking in which the Option Holder works being transferred to a person which is not under the Control of the Company or any Group Company, any Option or Options held by him shall notwithstanding Rule 4.1(a) become and remain capable of exercise subject to the provisions of Rule 5.

4.3 The Directors in their absolute discretion may determine that upon an Option Holder ceasing to be an employee of, consultant to or director of any Group Company for any reason not falling within Rule 4.2 (provided that any relevant Exercise Condition has been satisfied) any Option or Options held by him shall notwithstanding Rule 4.1(a) become and remain capable of exercise subject to the provisions of Rule 5.

4.4 Upon the death of an Option Holder any Option or Options held by him shall notwithstanding Rule 4.1(a) become and remain capable of exercise by his legal personal representative(s) subject to the provisions of Rule 5.

5     LAPSE OF OPTIONS

5.1 Insofar as any Option has not previously been exercised each Option shall lapse upon the earliest of the following:

      (a)   the expiry of ten years from its Date of Grant;

      (b) in the event an Option Holder ceases to be an employee of, consultant to or director of any Group Company for any reason set out in Rule 4.2, the expiry of six months from the date of such cessation, or (if the Directors in their absolute discretion so determine) the expiry of such longer period as the Directors may determine not exceeding a period which expires 3 years and 6 months after the Date of Grant or, if longer, 3 years and 6 months after the last occasion on which the Option Holder last exercised an option in circumstances qualifying for relief from income tax under section 185 (3) of the Act;

      (c) the date an Option Holder ceases to be an employee of, consultant to or director of any Group Company for any reason other than those set out in Rule 4.2 unless at that time an Option is already exercisable under Rule 7 in which case the Option shall remain exercisable for the period specified under that rule and thereafter it shall lapse, or where the Directors shall exercise their discretion under Rule
            4.3 or otherwise determine that the Option shall remain exercisable, in which case the Option shall lapse on the expiry of 6 months from the date the Option Holder ceases to be employed within the Group, or (if the Directors in their absolute discretion so determine) the expiry of such longer period as the Directors may determine not exceeding a period which expires 3 years and 6 months after the Date of Grant or, if longer, 3 years and 6 months after the last occasion on which the Option Holder last exercised an option in circumstances qualifying for relief from income tax under section 185 (3) of the Act;

      (d) in the event of an Option Holder's death, the expiry of twelve months from the date of the Option Holder's death; or

      (e) the date on which the Option lapses pursuant to the provisions of Rules 7, 8 or 9 (as the case may be).

6     EXERCISE OF OPTIONS

6.1 In order to exercise an Option in whole or in part, the Option Holder (or as the case may be, his personal representative(s)) must deliver to the Company a notice in writing in such form as shall from time to time be prescribed by the Directors specifying the number of Shares in respect of which the Option is being exercised accompanied by payment in full for those Shares and his Option Certificate. Such notice shall take effect on the day it, together with the appropriate payment in cleared funds, is delivered to the Company and such day shall constitute, for all purposes, the date of exercise of the Option.

6.2 In the event of an Option being exercised in part only, the balance of the Option not thereby exercised shall continue to be exercisable in accordance with Rule 4 and the provisions of this rule until such time as it shall lapse in accordance with the provisions of Rule 5 and the Company shall issue to the Option Holder an Option Certificate in respect of that part of his Option which the Option Holder had elected not to exercise.

6.3 As soon as practicable and in any event not more than thirty days after receipt by the Company of such notice, Option Certificate and payment, the Company shall:

      (a) in respect of Shares to be issued pursuant to the exercise of an Option, allot and issue credited as fully paid to the Option Holder; or

      (b) in respect of Shares to be transferred pursuant to the exercise of an Option, procure the transfer to the Option Holder;

      and cause to be registered in the name of the Option Holder the number of Shares specified in the notice, and the Company shall deliver to the Option Holder a share certificate in respect of the relevant Shares.

6.4 Save as regards any rights attaching to the Shares by reference to a record date prior to the date on which any Shares are allotted and issued, the Shares to be allotted upon exercise of an Option shall be identical and rank pari passu in all respects with the fully paid shares of the same class then in issue. Shares transferred upon exercise on an Option pursuant to this Scheme shall be transferred without the benefit of any rights attaching to Shares by reference to a record date prior to the date of exercise.

7     TAKEOVERS, RECONSTRUCTIONS AND AMALGAMATIONS

7.1 Subject to the provisions of Rule 7.2 if an offer is made to all shareholders to acquire the whole or a majority of the issued Shares (other than those which are already owned by the offeror and/or any persons acting in concert with him), notice thereof shall be given by the Company to all Option Holders, and an Option Holder or (as the case may be) his personal representative(s), shall at any time within six months of the offeror (together with any person acting with him) obtaining Control of the Company be entitled to exercise his Option provided such exercise is before the expiry of the date upon which the Option lapses in accordance with the provisions of Rule 5. All Options remaining unexercised at the expiry of the said period of six months shall lapse.

7.2 If, during the period of six months referred to in Rule 7.1 the offeror becomes entitled to exercise rights of compulsory acquisition of Shares pursuant to sections 428 to 430F of the Companies Act 1985 and gives notice in writing to all Option Holders of its intention to exercise such rights as regards all Shares issued pursuant to Options exercised prior to a specified date (not being earlier than one month after the date of such notice), Options shall remain exercisable until the specified date subject always to the provisions of Rule 5. Options shall lapse at the specified date to the extent that they have not then been exercised, subject to such compulsory rights of acquisition in fact being exercised in accordance with such notice.

7.3 If under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, notice thereof shall forthwith be given by the Company to all Option Holders and an Option Holder or (as the case may be) his personal representative(s) shall at any time within six months of such compromise or arrangement being sanctioned by the Court be entitled to exercise his Option (provided that such exercise is before the date upon which the Option lapses in accordance with the provisions of Rule 5). All Options remaining unexercised at the expiry of the said period of six months shall lapse.

8     EXCHANGE OF OPTIONS

8.1   If an Acquiring Company:

      (a)   obtains Control of the Company as a result of making:

            (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by the Acquiring Company and/or by its holding company and/or any subsidiary of it or its holding company) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

            (ii) a general offer to acquire all the Shares (or such of the Shares as are not already owned by the Acquiring Company and/or by its holding company and/or by any subsidiary of it or its holding company); or

      (b) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985; or

      (c) becomes bound or entitled to acquire the Shares under sections 428 to 430F of the Companies Act 1985 any Option Holder may at any time within the Appropriate Period (as defined in Rule 8.2), by agreement with the Acquiring Company, release each subsisting Option which has not lapsed in accordance with any other provisions of these rules ("the

      Old Option") in consideration of the grant to him of a new option ("the New Option") which complies with the provisions of Rule 8.3.

8.2   In Rule 8.1 "the Appropriate Period" means:

      (a) in a case falling within Rule 8.1(a), the period of six months beginning with the time when the Acquiring Company has obtained Control of the Company and any condition subject to which the offer is made is satisfied;

      (b) in a case falling within Rule 8.1(b), the period of six months beginning with the time when the Court sanctions the compromise or arrangement; and

      (c) in a case falling within Rule 8.1(c), the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph.

8.3   The New Option must:

      (a) constitute the right to acquire such number of Shares as has on the acquisition of the New Option an aggregate market value equal to the aggregate market value of the Shares the subject of the Old Option on its release (market value for this purpose being determined by agreement, or by the Auditors);

      (b) have an Option Price such that the aggregate Option Price payable on complete exercise equals the aggregate Option Price which would have been payable on complete exercise of the Old Option; and

      (c)   be otherwise identical in terms to the Old Option.

8.4 The New Option shall, for all other purposes of the Scheme, be treated as having been acquired at the same time as the Old Option for which it is exchanged.

9     WINDING-UP

9.1 If an effective resolution in general meeting for the voluntary winding-up of the Company is passed before the date upon which an Option lapses in accordance with the provisions of Rule 5 such Option shall thereupon become and shall remain capable of exercise for the period of 3 months after such resolution becomes effective (at the end of which period all unexercised Options shall lapse immediately), provided that such Option is so exercised before the date upon which it lapses in accordance with the provisions of Rule 5. If such resolution is duly passed, Option Holders who have previously exercised their Options (or who do so during the said period of 3 months) having duly delivered payment therefor and having delivered their Option Certificate shall be entitled as appropriate to share in the net assets of the Company but all other Options shall lapse.

9.2 An Option shall lapse immediately in the event of the Company being wound-up otherwise than in the event of a voluntary winding-up.

10    ADJUSTMENT OF OPTIONS

      Upon the occurrence of an Issue or Re-organisation, the number of Shares comprised in any Option and/or the Option Price thereunder may be adjusted in such manner as the Directors (with the written confirmation of the Auditors that in their opinion the adjustments proposed are fair and reasonable) may deem appropriate. Notice of any such adjustments shall be given to the Option Holders by the Directors who may at their discretion call in Option Certificates for endorsement or replacement.

11    EXPENSES

      Any expenses of the Company arising out of introducing and administering this Scheme, or involved in any issue of Shares in the name of any Option Holder or his personal representative(s), shall be payable by the Company.

12    ADMINISTRATION

      Any notification or other notice in writing which the Company is required to give, or may desire to give, to any Eligible Person or Option Holder (or his personal representative(s)) in pursuance of this Scheme shall be sufficiently given if delivered to him by hand or sent through the post in prepaid cover addressed to the Eligible Person or Option Holder (or his personal representative(s)) at the last address known to the Company as being his address. Any certificate, notification or other notice in writing required to be given to the Company shall be properly given if sent to or delivered to the Company at its registered office. Any notification, certificate or other notices sent by post shall be deemed delivered on the second day following the date of posting. All notices, documents, or certificates given by or to an Eligible Person or Option Holder (or his personal representative(s)) shall be sent at his risk.

13    GENERAL

13.1 The Directors shall at all times ensure that there are sufficient Shares available as may be required to meet the subsisting rights of Option Holders by ensuring that the Company shall keep available for allotment unissued Shares at least sufficient to satisfy Options under which Shares may be subscribed for, excluding those Options which are to be satisfied by the transfer and not the issue of Shares.

13.2 The decision of the Directors in any dispute or question relating to any Option shall be final and conclusive, subject to the written confirmation of the Auditors whenever required under the provisions of this Scheme.

13.3 Participation in this Scheme by an Option Holder is a matter entirely separate from and shall in no manner affect his pension rights or entitlement or his terms or conditions of employment. In particular (but without limitation) any Option Holder who ceases to be employed within the Group shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under this Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise howsoever.

14    MODIFICATIONS AND ALTERATIONS TO THE SCHEME

      The Rules may at any time and in any respect be modified or altered by resolution of the Directors provided that no alteration or addition shall be made which would abrogate or alter adversely the subsisting rights of an Option Holder, unless it is made with the consent in writing of such number of Option Holders as hold Options under the Scheme to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised or by a resolution at a meeting of Option Holders passed by not less than 75 per cent of the Option Holders who attend and vote either in person or by proxy. For the purposes of this Rule the Option Holders shall be treated as the holders of a separate class of share capital and the provisions of the articles of association of the Company relating to class meetings shall apply mutatis mutandis.

15    TRUSTEES

      The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

16    TERMINATION

      The Directors may at any time resolve to terminate this Scheme in which event no further Options shall be granted but the provisions of this Scheme shall in relation to Options then subsisting continue in full force and effect.

                                  MATCHNET PLC

                            RULES OF THE MATCHNET PLC

                  2000 UNAPPROVED EXECUTIVE SHARE OPTION SCHEME

      ADOPTED BY ORDINARY RESOLUTION OF THE COMPANY PASSED ON 11 APRIL 2000

                                    RAKISONS
                                 Clements House
                              14/18 Gresham Street
                                 London EC2V 7JE

                         e-mail:rakisons@rakisons.co.uk
                               Tele: 0171 367 8000
                               Fax:  0171 367 8001